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                                                                   EXHIBIT 99.11

                                 BROWN & WOOD
                             ONE WORLD TRADE CENTER
                         NEW YORK, NEW YORK 10048-0557

                           TELEPHONE: (212) 839-5300
                           FACSIMILE: (212) 839-5599



                                                October 13, 1995



Merrill Lynch Global Allocation Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey 08536


Ladies and Gentlemen:

     We have acted as counsel for Merrill Lynch Global Allocation Fund, Inc. (the "Fund") in connection with the proposed acquisition by the Fund of substantially all of the assets and the assumption of substantially all of the liabilities of Merrill Lynch Balanced Fund for Investment and Retirement, Inc. ("Balanced Fund"), in exchange for newly-issued shares of common stock of the Fund (the "Acquisition"). This opinion is furnished in connection with the Fund's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to shares of common stock, par value $0.10 per share, of the Fund (the "Shares"), to be issued in the Acquisition.

     As counsel for the Fund, we are familiar with the proceedings taken by it and to be taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of the Fund, as amended and supplemented, the By-Laws of the Fund, as amended, and such other documents as we have deemed relevant to the matters referred to in this opinion.

     Based upon the foregoing, we are of the opinion that subsequent to the approval of the Agreement and Plan of Reorganization between the Fund and Balanced Fund set forth in the proxy statement and prospectus constituting a part of the Registration Statement (the "Proxy Statement and Prospectus"), the Shares, upon issuance in the manner referred to in the Registration Statement, for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of common stock of the Fund.
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name in the Proxy Statement and Prospectus constituting parts thereof.


                                                 Very truly yours,

                                                 /s/ Brown & Wood



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